                                                                Exhibit 10k(i)
                                                                --------------


                           BELL ATLANTIC CORPORATION
                               BOARD OF DIRECTORS
                           HUMAN RESOURCES COMMITTEE

                                 MARCH 22, 1994

                 Alternative Form of Benefit under Pension Plan
                 ----------------------------------------------

          WHEREAS, the Bell Atlantic Management Pension Plan ("BAMPP") currently provides a cashout alternative to the monthly form of pension benefit for any manager who retires or who terminates employment with a vested pension
                             --
     benefit, on any date from December 31, 1993 through December 31, 1995; and

          WHEREAS, the Bell Atlantic Senior Management Retirement Income Plan ("RIP") currently provides a cashout alternative for a Senior Manager who retires, but does not currently provide such an alternative for a Senior Manager who terminates employment with a vested pension;

          RESOLVED, effective as of December 31, 1993, to reconcile the inconsistency between the terms of the qualified and nonqualified pension plans that apply to Senior Managers, RIP is hereby amended to provide an alternative form of benefit, as a cashout, for any Senior Manager who terminates employment with a vested pension benefit on any date on which the qualified pension plan in which the Senior Manager participates is then offering a pension cashout alternative which is applicable to that Senior Manager; and it is

          FURTHER RESOLVED, that the Assistant Vice President - Compensation and Benefits of Bell Atlantic Network Services, Inc., is hereby authorized, with the advice and assistance of counsel, to take such further action as he deems necessary or appropriate to implement these resolutions.